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                                              EXHIBIT 11.1
                                     ESPEY MFG. & ELECTRONICS CORP.
                                 Computation of per Share Net Income as
                                  Disclosed in Item 13 of Form 10-KSB

                                                        Five years ended June 30,

                                      2008           2007           2006           2005           2004
                              ------------   ------------   ------------   ------------   ------------
Computation of net income
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding      2,079,734      2,048,626      2,012,761      2,021,234      2,027,326
                              ============   ============   ============   ============   ============

Net income ................   $  3,421,869   $  2,544,720   $  1,558,016   $    978,920   $    960,826
                              ============   ============   ============   ============   ============


Per share-basic ...........   $       1.65   $       1.24   $        .77   $        .48   $        .48
                              ============   ============   ============   ============   ============



         DILUTED
         Weighted average
         number of primary
         shares outstanding      2,103,836      2,077,664      2,049,455      2,043,208      2,044,688
                              ============   ============   ============   ============   ============

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method ...........         24,102         29,038         36,694         21,974         17,362
                              ============   ============   ============   ============   ============

Net income ................   $  3,421,869   $  2,544,720   $  1,558,016   $    978,920   $    960,826
                              ============   ============   ============   ============   ============

Per share-diluted .........   $       1.63   $       1.23   $        .76   $        .48   $        .47
                              ============   ============   ============   ============   ============

                                                  30
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